Exhibit 32.1

August 12, 2004

VIA EDGAR
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:	Segue Software, Inc. Certification Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Ladies and Gentlemen:

     In connection with the quarterly report of Segue Software, Inc. (the “Company”) on Form 10-Q for the quarterly period ending June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph K. Krivickas, Chief Executive Officer of the Company hereby certify that:

     1. the Company’s Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and

     2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

     This certification is provided solely pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed a part of the Report or “filed” for any purpose whatsoever nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended.

Sincerely,

/s/ JOSEPH K. KRIVICKAS Joseph K. Krivickas Chief Executive Officer